EXHIBIT 10.9.2
FIRST AMENDMENT TO
AGREEMENT, SETTLEMENT AND RELEASE
     THIS FIRST AMENDMENT TO AGREEMENT, SETTLEMENT AND RELEASE (this “Amendment”) is made and entered into as of March 15, 2006, by and between Immediatek, Inc., a Nevada corporation (the “Company”), and Jess Morgan & Company, a California corporation (“Stockholder”). Each initially capitalized term used, but not otherwise defined, herein shall have the same meanings assigned to it in the Agreement (hereinafter defined).
RECITALS:
     WHEREAS, the Company and Stockholder are parties to that certain Agreement, Settlement and Release, dated as of January 23, 2006 (the “Agreement”); and
     WHEREAS, the Company and Stockholder desire to amend the Agreement to the extent provided in this Amendment.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Amendments to the Agreement. (a) The sixth Recital of the Agreement is hereby deleted in its entirety and replaced with the following:
     “WHEREAS, the Company intends to effect a one hundred-for-one reverse stock split of Company common stock (the “Reverse Split”) prior to the closing of the Proposed Investment.”
     (b) Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “3. Consideration. Prior to the closing of the Proposed Investment and after giving effect to the Reverse Split, the Company will issue to Stockholder 94,157 shares of Company common stock, or such other amount as is necessary to result in Stockholder holding 25% of the total outstanding equity held by all other current stockholders of the Company immediately prior to the closing of the Proposed Investment (but not including any equity shares issued as a result of the Proposed Investment) (the “Additional Shares”).
     (c) Subsection 6(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
     “(a) Stockholder hereby acknowledges and understands that the Company is effecting a 100-for-1 reverse stock split of the outstanding Company common stock prior to the closing of the Proposed Investment and the Additional Shares is after giving effect to such reverse stock split.”

     (d) Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “9. Termination. This Agreement shall become null and void and of no further force or effect in the event that the closing of the Proposed Investment does not occur on or prior to May 15, 2006.”
2. Miscellaneous.
     (a) Effect of Amendment. Stockholder and the Company hereby agree and acknowledge that, except as expressly provided in this Amendment, the Agreement remains in full force and effect and has not been modified or amended in any respect, it being the intention of Stockholder and the Company that this Amendment and the Agreement be read, construed and interpreted as one and the same instrument. To the extent that any conflict exists between this Amendment and the Agreement, the terms of this Amendment shall control and govern.
     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Stockholder and the Company have executed this Amendment as of the day and year first above written.

Company:	IMMEDIATEK, INC., a Nevada corporation

	By:	/s/ Paul Marin
	Name:	Paul Marin
	Title:	Chief Operating Officer

Stockholder:	JESS MORGAN & COMPANY

	By:	/s/ Gary Levenstein

	Name:	Gary Levenstein
	Title:	President – Investment Division